                                                                    EXHIBIT 99.2

                WRITTEN STATEMENT OF THE CHIEF FINANCIAL OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350


          Solely for the purposes of complying with 18 U.S.C. Section 1350, I, the undersigned Treasurer and Chief Financial Officer of Century Pacific
Tax Credit Housing Fund II (the "Company"), hereby certify, based on my knowledge, that the Quarterly Report on Form 10-Q of the Company for the quarter ended June 30, 2002 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



/s/ ESSIE SAFAIE
--------------------------
Essie Safaie
August 14, 2002